UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2020

StarTek, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place

4th Floor Suite 485

6200 South Syracuse Way

Greenwood Village, Colorado 80111

 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500

 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2020, the Board of Directors of StarTek, Inc. (the “Company”) appointed Aparup Sengupta to serve as the new Chief Executive Officer of the Company effective as of January 15, 2020. Mr. Sengupta succeeds Lance Rosenzweig, who resigned as the Chief Executive Officer and as a member of the Board of Directors of the Company, effective as January 15, 2020.

In connection with Mr. Rosenzweig’s resignation, the Company entered into a separation agreement with Mr. Rosenzweig, dated January 13, 2020 (the “Separation Agreement”), that provides for post-separation payments that are generally consistent with the post-separation payments that would be provided upon an eligible separation under Mr. Rosenzweig’s letter of employment with the Company. The Separation Agreement provides for (i) cash severance payments equal to six months of Mr. Rosenzweig’s base salary and six months of health care continuation coverage, (ii) a lump-sum payment equal to Mr. Rosenzweig’s actual 2019 annual bonus and (iii) a lump-sum payment equal to 50% of Mr. Rosenzweig’s target annual bonus, in each case subject to execution of a mutual general release of claims between the Company and Mr. Rosenzweig and Mr. Rosenzweig’s compliance with certain restrictive covenants, including non-competition and non-solicitation for 6 months. The Separation Agreement also provides for accelerated vesting of certain of Mr. Rosenzweig’s options to purchase Company common stock, which would have otherwise vested through January 31, 2020.

Mr. Sengupta, age 55, is the current Chairman of the Board of Directors of the Company. Previously, he was the Executive Chairman of The Minacs Group (“Minacs”), a business solutions company, from 2014. Prior to joining Minacs, Mr. Sengupta was the Global CEO and Managing Director at Aegis from 2005 to 2012. Mr. Sengupta holds a Bachelor’s degree in Electrical Engineering from the Indian Institute of Engineering Science and Technology, formally known as the Bengal Engineering and Science University.

A press release announcing the appointment of Mr. Sengupta is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Sengupta and any other person pursuant to which he was appointed as an officer and there are no family relationships between Mr. Sengupta and any director or executive officer of the Company. Mr. Sengupta has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated January 15, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: January 16, 2020	By:	/s/ Ramesh Kamath
Ramesh Kamath
Chief Financial Officer